Exhibit 10.1

Arotech Corporation

1229 Oak Valley Drive
Ann Arbor, Michigan 48108
Tel:  (800) 281-0356   Fax:  (734) 761-5368
http://www.arotech.com
Nasdaq Global Market: ARTX
Writer’s direct dial: +972-2-990-6612
Writer’s direct fax: +972-2-990-6688
Writer’s e-mail: ehrlich@arotech.com

Robert S. Ehrlich Chairman and Chief Executive Officer

October 1, 2009

VIA E-MAIL

DEI Services Corporation
7213 Sandscove Court, Suite One
Winter Park, Florida  32792

Attention:  Jose A. Diaz, President and Chief Executive Officer

Gentlemen:

Reference is made to the 10% Senior Subordinated Convertible Note of DEI Services Corporation (“DEI”) to Arotech Corporation (“Arotech”) dated August 14, 2008 (the “Note”), and to the letter agreement between DEI and its shareholders (the “Shareholders”) and Arotech dated August 14, 2008 (the “Letter Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Note and the Letter Agreement, in that order.

DEI and Arotech hereby amend the Note as follows:

1.      The Default Rate is hereby changed to (i) fifteen percent (15%) per annum, or (ii) the highest rate that DEI is paying on any other debt instrument or debt or equity security or any other obligation for borrowed money; provided, however, that in no event shall the Default Rate be higher than the highest interest rate permitted by applicable law.

2.      Until December 31, 2009, the Note shall be convertible into such number of shares of DEI’s common stock as shall be equal at the time of conversion to twelve percent (12%) of DEI’s outstanding Common Stock, on a fully diluted basis and after giving effect to such conversion. From and after January 1, 2010, the Note shall be convertible into such number of shares of Common Stock as shall be equal at the time of conversion to the higher of (i) twenty percent (20%) of DEI’s outstanding Common Stock, on a fully diluted basis and after giving effect to such conversion, and (ii) to the extent that the existing stockholders of DEI on January 1, 2009 (the “Stockholders”) hold less than 50% of DEI’s outstanding Common Stock at the time of such conversion, an amount of Common Stock to the Holder, and to any stockholders of the Company other than the Stockholders,  such that after this issuance the other stockholder of the Company will not be diluted in their aggregate holders, and the holdings of the Holder will be equal to three times the Stockholders’ aggregate holdings of the Company’s outstanding Common Stock, on a fully-diluted basis and after giving effect to such conversion. The provisions of Section 3(b) of the Note shall be read so as to conform it to the provisions of this paragraph 2.

3.      The Note will be convertible by Arotech at any time between the Maturity Date and the payment in full and in cash of all Principal, Interest and Late Charges (if any) on the Note. From and after the Maturity Date, Arotech may convert the Note by giving DEI a notice of conversion, designating a conversion date at least 30 days subsequent to the date of the notice of conversion. At any time between the date hereof and the designated conversion date, DEI may eliminate the conversion right by paying in full and in cash of all Principal, Interest and Late Charges (if any) on the Note. The provisions of Section 3(c) of the Note shall be read so as to conform it to the provisions of this paragraph 3.

Furthermore, and without waiving any Events of Default that may have occurred in this connection or any of our rights, we want it to be understood that there are to be no further payments in respect of any shareholder loans, including without limitation the $800,000 promissory note to Jose Diaz dated December 24, 2008 and amended March 31, 2009, until such time as the Note shall have been paid in full.

If the foregoing is acceptable to you, kindly indicate your acceptance below, whereupon this letter shall become a binding amendment to the Note.

Sincerely,

Robert S. Ehrlich
Chairman and Chief Executive Officer

ACCEPTED AND AGREED:

DEI SERVICES CORPORATION

By:
Jose Diaz, President and CEO